Exhibit 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBAENES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Stem Cell Therapy International, Inc. (the 'Company') on Form 10-QSB for the three and nine months ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the 'Report'), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer's knowledge: Section 13(a)

(1)     The  Report  fully  complies  with the requirements of Section 13 (a) of
Section  15  (d)  of  the  Securities  and  Exchange  Act  of  1934:  and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

   In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURES              TITLE               DATE
----------------------  ------------------  -----------------


/s/ Calvin Cao          President           February 19, 2008
----------------------                      -----------------
Calvin Cao


                        Chief Financial
                        Officer & Chief
/s/ Andrew J. Norstrud  Accounting Officer  February 19, 2008
----------------------                      -----------------
Andrew J. Norstrud

                                      23